Exhibit 99.1

Energous Corporation Reports First Quarter 2021 Financial Results

SAN JOSE, Calif. – May 12, 2020 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary Wireless Charging 2.0 technology, today announced financial results for the first quarter ended March 31, 2021 and provided an update on its operational progress.

Recent Highlights

•	Energous achieved European regulatory approval for its WattUp PowerHub with unlimited distance restrictions

•	Energous partnered with e-peas to advance at-a-distance wireless charging applications greater than one meter

•	Energous partnered with Thinfilm to enable ultrathin, reliable, wirelessly rechargeable devices

“The recent European approval indicates we are making distinct progress toward expanding the number of applications for our WattUp at-a-distance charging technology,” said Brian Sereda, senior vice president and chief financial officer of Energous Corporation. “As our technology continues to make progress toward general commercial availability, we are seeing growing interest in RF charging from consumer, IoT, medical and industrial device manufacturers.”

Unaudited 2021 First Quarter Financial Results

For the first quarter ended Mar. 31, 2021, Energous recorded:

•	Revenue of $145,065

•	Operating expenses of approximately $8.7 million (GAAP), comprised of $4.6 million in research and development, and $4.1 million in selling, general and administrative expenses

•	Net loss of $8.5 million, or $0.14 per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $6.3 million

•	$44.8 million in cash and cash equivalents at the end of the first quarter, with no debt

2021 First Quarter Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Wednesday, May 12, 2021

Time: 1:30 p.m. PT (4:30 p.m. ET)

Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

Passcode: 2181664

Telephonic replay: Accessible through May 19, 2021

877-344-7529 (domestic); 412-317-0088 (international); passcode 10155746

Webcast: Accessible at Energous.com; archive available for approximately one year

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the global leader of Wireless Charging 2.0 technology. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for consumer electronics, medical devices, retail, military, industrial/commercial IoT, automotive, military, retail and industrial applications. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded 236 U.S. patents for its WattUp wireless charging technology to-date.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include but are not limited to our statements about Energous’ financial results, the future of the global wireless charging industry, our technology or statements about any governmental approvals we may need to operate our business, and statements with respect to its expected functionality and company growth. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$44,758,397	$50,729,661
Accounts receivable, net	156,775	75,850
Prepaid expenses and other current assets	742,193	636,702

Total current assets	45,657,365	51,442,213

Property and equipment, net	449,664	402,711
Right-of-use lease asset	1,097,377	1,293,291
Other assets	1,610	1,610

Total assets	$47,206,016	$53,139,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,450,767	$1,096,839
Accrued expenses	1,756,286	1,576,287
Operating lease liabilities, current portion	805,557	825,431
Deferred revenue	17,000	12,000

Total current liabilities	4,029,610	3,510,557

Operating lease liabilities, long-term portion	386,424	576,762

Total liabilities	4,416,034	4,087,319
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at March 31, 2021 and December 31, 2020; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at March 31, 2021 and December 31, 2020; 61,919,824 and 61,292,412 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	620	614
Additional paid-in capital	346,287,871	344,024,638
Accumulated deficit	(303,498,509)	(294,972,746)

Total stockholders’ equity	42,789,982	49,052,506

Total liabilities and stockholders’ equity	$47,206,016	$53,139,825

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenue	$145,065	$61,475
Operating expenses:
Research and development	4,591,244	4,575,303
Sales and marketing	1,794,212	1,447,909
General and administrative	2,287,396	2,652,394
Cost of services revenue	—	39,544

Total operating expenses	8,672,852	8,715,150

Loss from operations	(8,527,787)	(8,653,675)
Other income (expense):
Interest income	2,024	55,939

Total	2,024	55,939

Net loss	$(8,525,763)	$(8,597,736)

Basic and diluted net loss per common share	$(0.14)	$(0.25)

Weighted average shares outstanding, basic and diluted	61,567,003	34,816,553

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(8,525,763)	$(8,597,736)
Add (subtract) the following items:
Interest income	(2,024)	(55,939)
Depreciation and amortization	64,774	121,699
Stock-based compensation	2,146,226	2,276,299

Adjusted EBITDA (non-GAAP)	$(6,316,787)	$(6,255,677)

Contact

Energous Public Relations

PR@energous.com

(408) 963-0200

Investor Relations Contact

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

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